Exhibit 99.1

Contact:	Michael Bermish Investor Relations Officer (803) 835-2238
FOR IMMEDIATE RELEASE
WELLMAN REPORTS FOURTH QUARTER AND FULL YEAR 2007
RESULTS
March 17, 2008, Fort Mill, SC, — Wellman, Inc. ([OTC]: WMAN.OB) today reported sales of $244.2 million for the quarter ended December 31, 2007 and sales of $1.1 billion for the year ended December 31, 2007. The net loss from continuing operations attributable to common stockholders for the quarter ended December 31, 2007 was $312.2 million, or $9.67 per share, which included a pre-tax impairment charge of $292.6 million. This compares to a net loss attributable to common stockholders of $42.0 million, or $1.32 per share, for the quarter ended December 31, 2006. For the full year 2007, Wellman reported a net loss from continuing operations attributable to common stockholders of $378.3 million, or $11.71 per share, compared to a net loss from continuing operations attributable to common stockholders of $110.7 million, or $3.47 per share, for the full year 2006.
The net loss, including discontinued operations, attributable to common stockholders for the quarter ended December 31, 2007 was $311.7 million, or $9.65 per share, compared to a net loss, including discontinued operations, attributable to common stockholders of $52.9 million, or $1.66 per share, for the quarter ended December 31, 2006. For the full year 2007, Wellman reported a net loss attributable to common stockholders of $376.9 million, or $11.67 per share, compared to a net loss attributable to common stockholders of $126.8 million, or $3.97 per share for the full year 2006.
Tom Duff, Wellman’s Chairman and Chief Executive Officer, stated, “Although the Company has taken numerous steps to reduce its debt and strengthen its balance sheet, these were not sufficient to offset the deterioration in business conditions and the cost of our substantial debt obligations. On February 22, 2008, Wellman, Inc. and certain of its subsidiaries filed to reorganize under Chapter 11 of the U.S. Bankruptcy Code. We took this action in order to preserve the value of the Company while we pursue our previously announced sales process.”
Keith Phillips, Wellman’s Chief Financial Officer, added, “In the fourth quarter of 2007, we determined that, based on the fair value of our debt and equity, certain of our non-current assets were impaired. Consequently, our fourth quarter and full year 2007 results were negatively impacted by the recording of a pretax $292.6 million impairment charge to reflect our non-current assets at fair value, which was lower than cost, at December 31, 2007.”
The following table summarizes Wellman’s results for the fourth quarter and full year 2007 and 2006.

			Full Year
(in millions, except per share data)	4Q 07	4Q 06*	2007	2006*
Net Sales	$244.2	$289.1	$1,134.1	$1,208.3
Gross Profit	2.6	3.9	14.0	34.4
SG&A Expenses	10.5	12.5	43.0	48.0

Operating Loss Excluding Other Items	(7.9)	(8.6)	(29.0)	(13.6)
Other Items	284.8	21.2	275.6	63.7

Operating Loss	(292.7)	(29.8)	(304.6)	(77.3)
Interest Expense, net	15.2	15.3	61.5	57.2

Loss from Continuing Operations Before Income Tax Benefit	(307.9)	(45.1)	(366.1)	(134.5)
Income Tax Expense (Benefit)	0.2	(6.9)	(3.4)	(38.2)

Loss from Continuing Operations	(308.1)	(38.2)	(362.7)	(96.3)
Earnings (Loss) from Discontinued Operations, net of tax	0.5	(10.9)	1.4	(16.1)

Net Loss	$(307.6)	$(49.1)	$(361.3)	$(112.4)

Accretion	(4.1)	(3.8)	(15.6)	(14.4)

Net Loss Attributable to Common Stockholders	$(311.7)	$(52.9)	$(376.9)	$(126.8)

Basic and Diluted Net Loss per Common Share:
Net Loss Attributable to Common Stockholders from Continuing Operations	$(9.67)	$(1.32)	$(11.71)	$(3.47)
Net Earnings (Loss) Attributable to Common Stockholders from Discontinued Operations	0.02	(0.34)	0.04	(0.50)

Net Loss Attributable to Common Stockholders	$(9.65)	$(1.66)	$(11.67)	$(3.97)

* 2006 amounts have been revised to reflect discontinued operations.
Other Items included in Operating Loss for the same periods are comprised of the following:

			Full Year
(in millions)	4Q 07	4Q 06	2007	2006
Impairment of Assets	$292.6	$—	$292.6	$—
Goodwill Impairment	—	33.4	—	33.4
Hurricane Katrina (Proceeds) Costs, net	(10.0)	(6.6)	(15.9)	1.4
Johnsonville Fibers Disposal Costs, net	—	(0.8)	(3.1)	33.3
Restructuring Charges	2.5	—	5.6	—
Actuarial Gains for Defined Benefit Plans	(0.1)	(2.6)	(0.1)	(2.6)
Sale of Assets, Net	—	—	(1.4)	—
Legal and Settlement Costs	—	—	(1.9)	—
Miscellaneous	(0.2)	(2.2)	(0.2)	(1.8)

Total Other Items	$284.8	$21.2	$275.6	$63.7

EBITDA
We have provided a non-GAAP measure, “EBITDA, as defined,” because our major Debt Agreements at December 31, 2007, used this measurement as a key component which affected our liquidity, our ability to incur additional indebtedness, make investments, and make certain restricted payments, such as dividends. We believe it is also an important measurement tool for (1) financial institutions that provide us with capital; (2) investors; and (3) our Board and management. In each instance, we used EBITDA, as defined because it excluded items that are not expected to impact the long-term cash flow of the business and are not an indication of our ongoing operating performance. In addition, EBITDA, as defined is a measure frequently used to value an enterprise and to enable investors to analyze the efficiency of our operations and to compare and/or rank us with other companies with differing capital structures. Our Board of Directors, CEO (our chief operating decision maker), and senior management use EBITDA, as defined to evaluate the operating performance of our segments and determine incentive compensation for employees throughout the organization. EBITDA, as defined, was calculated in accordance with our Debt Agreements at December 31, 2007, by adding Earnings (Loss) from Continuing Operations, Income Tax Expense (Benefit), Interest Expense, Net, Depreciation and Amortization and Permitted Adjustments.
The following table reconciles Loss from Continuing Operations to EBITDA, as defined for the most current five quarters.

(in millions)	4Q 06	1Q 07	2Q 07	3Q 07	4Q 07
Loss from Continuing Operations	$(38.2)	$(24.1)	$(8.2)	$(22.3)	$(308.1)
Income Tax Expense (Benefit)	(6.9)	—	—	(3.6)	0.2
Interest Expense, net	15.3	15.1	15.2	16.0	15.2
Depreciation & Amortization	15.1	15.8	16.0	13.3	13.1
Permitted Adjustments	22.4	(2.5)	(8.3)	(1.4)	287.7

EBITDA, as defined	$7.7	$4.3	$14.7	$2.0	$8.1

Trailing Four Quarters EBITDA, as defined	$54.6	$47.6	$42.7	$28.7	$29.1

Permitted Adjustments are adjustments specified in our debt agreements, at December 31, 2007, which are used in the calculation of EBITDA, as defined. Permitted Adjustments for the same period include:

(in millions)	4Q 06	1Q 07	2Q 07	3Q 07	4Q 07
Impairment of Assets	$—	$—	$—	$—	$292.6
Johnsonville Fibers Disposal Costs, net	(2.4)	(1.0)	(1.1)	(1.0)	—
Hurricane Katrina Costs, net	(6.6)	0.2	(6.1)	—	(10.0)
Sale of Assets, net	—	—	(1.4)	—	—
Legal and Settlements Costs	—	(1.9)	—	—	—
Goodwill Impairment	33.4	—	—	—	—
Pension Actuarial Gains	(2.6)	—	—		(0.1)
Other	0.6	0.2	0.3	(0.4)	5.2

Total Permitted Adjustments	$22.4	$(2.5)	$(8.3)	$(1.4)	$287.7

Despite the importance of EBITDA, as defined we recognize that this non-GAAP financial measure does not replace the presentation of our GAAP financial results and are not intended to represent cash flows or an alternative to net earnings (loss). The EBITDA information we provide is simply supplemental information and an additional measurement tool to assist our management and certain investors in analyzing our performance.
* * * *
Wellman, Inc. manufactures and markets high-quality polyester products, including PermaClear® brand PET (polyethylene terephthalate) packaging resin and Fortrel® brand polyester fiber.
Non-GAAP financial measures
This press release includes non-GAAP financial measures, as defined by the Securities and Exchange Commission. Specifically, management believes “EBITDA, as defined” as described on the Company’s web site is an important measure used by investors, analysts and financial institutions to evaluate the Company’s performance. EBITDA, as defined is calculated by adding Earnings (Loss) from Continuing Operations, Income Tax Expense (Benefit), Interest Expense, Depreciation, Amortization and Permitted Adjustments. All of the Permitted Adjustments were included in Earnings (Loss) from Continuing Operations.

Forward-Looking Statements
Statements contained in this release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, words such as “believes,” “expects,” “anticipates” and similar expressions are intended to identify forward-looking statements. These statements are made as of the date of this report based upon current expectations, and we undertake no obligation to update this information. Any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to: our substantial liquidity needs and liquidity pressure; our substantial indebtedness and its impact on our financial health and operations; risks associated with our indebtedness containing floating interest rate provisions and its effect on our financial health if rates rise significantly; our ability to obtain additional financing in the future; risks associated with claims not discharged in the Chapter 11 cases and their effect on our results of operations and profitability; risks associated with the transfers of our equity, or issuances of equity in connection with our reorganization and our ability to utilize our federal income tax net operating loss carryforwards in the future; our dependence on our management and employees; the adverse effect of competition on our performance; reduced raw material margins; availability and cost of raw materials; reduced sales volumes; increase in costs; volumes of textile imports; prices and volumes of polyester staple fiber and PET resin imports; the financial condition of our customers; change in tax risks; environmental risks; natural disasters; regulatory changes; U.S., European, Asian and global economic conditions; work stoppages; levels of production capacity and profitable operations of assets; prices of competing products; acts of terrorism; and maintaining the operations of our existing production facilities. Actual results may differ materially from those expressed herein. Results of operations in any past period should not be considered indicative of results to be expected in future periods. Fluctuations in operating results may result in fluctuations in the price of our common stock. For a more complete description of the prominent risks and uncertainties inherent in our business, see our Form 10-K for the year ended December 31, 2006.

Wellman, Inc
Consolidated Statement of Operations
(In millions, except per share data)

	Quarter Ended		Year Ended
	December 31,		December 31,
	(Unaudited)
	2007	2006 (a)	2007	2006 (a)
Net Sales	$244.2	$289.1	$1,134.1	$1,208.3

Cost of Sales	241.6	285.2	1,120.1	1,173.9

Gross Profit	2.6	3.9	14.0	34.4

Selling, General and Administrative Expenses	10.5	12.5	43.0	48.0

Impairment Charge	292.6	—	292.6	—

Restructuring Charges	2.5	—	5.6	—

Provision for Uncollectible Accounts	0.9	0.1	1.4	0.2

Other Expense (Income), Net	(11.2)	21.1	(24.0)	63.5

Operating Loss	(292.7)	(29.8)	(304.6)	(77.3)

Interest Expense, Net	15.2	15.3	61.5	57.2

Loss From Continuing Operations Before Income Tax Benefit	(307.9)	(45.1)	(366.1)	(134.5)

Income Tax Expense (Benefit)	0.2	(6.9)	(3.4)	(38.2)

Loss From Continuing Operations	(308.1)	(38.2)	(362.7)	(96.3)

Earnings (Loss) From Discontinued Operations, Net of Tax	0.5	(10.9)	1.4	(16.1)

Net Loss	$(307.6)	$(49.1)	$(361.3)	$(112.4)

Net Loss Attributable to Common Stockholders:

Net Loss	$(307.6)	$(49.1)	$(361.3)	$(112.4)

Accretion	(4.1)	(3.8)	(15.6)	(14.4)

Net Loss Attributable to Common Stockholders	$(311.7)	$(52.9)	$(376.9)	$(126.8)

Basic and Diluted Net Loss Per Common Share:
Net Loss Attributable to Common Stockholders From Continuing Operations	$(9.67)	$(1.32)	$(11.71)	$(3.47)
Net Earnings (Loss) Attributable to Common Stockholders From Discontinued Operations	0.02	(0.34)	0.04	(0.50)

Net Loss Attributable to Common Stockholders	$(9.65)	$(1.66)	$(11.67)	$(3.97)

Average Common Shares — Basic and Diluted	32.3	31.9	32.3	31.9

(a)	Certain amounts have been revised to reflect discontinued operations.

WELLMAN, INC.
SUPPLEMENTAL INFORMATION**
NET SALES BY GROUP

(Millions $)	4Q07	4Q06	FY07	FY06
Segments:
Chemical-Based	$233	$252	$1,069	$1,050
Recycled-Based	11	37	65	158

Total Net Sales	$244	$289	$1,134	$1,208

BALANCE SHEET DATA

(Millions $)	12/31/07
Accounts Receivable	$129
Inventories	$97
Debt, Net	$554
CASH FLOW DATA

(Millions $)	4Q07	4Q06	FY07	FY06
Depreciation from continuing operations	$8.7	$10.8	$41.0	$45.9
Amortization (non-interest)	4.4	4.3	17.2	17.5
Amortization (Interest)	1.1	1.1	4.3	4.3

Total Depreciation & Amortization from continuing operations	$14.2	$16.2	$62.5	$67.7
Capital expenditures from continuing operations	$2.5	$3.4	$10.9	$26.8
SEGMENT PROFIT *

Segments:
(Millions $)	4Q07	4Q06	FY07	FY06
Chemical-Based	$7.5	$7.9	$31.8	$46.9
Recycled-Based	0.7	(0.2)	(2.7)	7.7

Segment Profit	8.2	7.7	29.1	54.6
Interest Expense, Net	(15.2)	(15.3)	(61.5)	(57.2)
Depreciation and Amortization	(13.1)	(15.1)	(58.2)	(63.4)
Permitted Adjustments	(287.8)	(22.4)	(275.5)	(68.5)

Loss From Continuing Operations before Income Tax Expense (Benefit)	$(307.9)	$(45.1)	$(366.1)	$(134.5)

*	Segment profit is based on EBITDA, as defined, which is the primary financial measure used by Wellman, Inc.’s Chief Operating Decision Maker to assess performance and allocate resources. Despite the importance of EBITDA, as defined, we recognize that this non-GAAP financial measure does not replace the presentation of our GAAP financial results and is not intended to represent cash flows or an alternative to Loss From Continuing Operations.

**	Preliminary information.